Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Toys“R”Us, Inc.
Kathleen Waugh
973-617-5888
646-366-8823

TOYS“R”US, INC. REPORTS SAME STORE SALES FOR HOLIDAY 2007

WAYNE, NJ – (January 10, 2008) – Today, Toys“R”Us, Inc., the world’s premier toy and baby products retailer, announced its comparable store sales for the nine-week holiday selling period from November 4, 2007 to January 5, 2008, as compared to the period from November 5, 2006 to January 6, 2007.

The Toys“R”Us, U.S. division reported a comparable store sales increase of 3.1%. These results were driven by an effective marketing program, significant improvements in the store shopping environment, the early identification of key toy trends, better staffing at the store level and a robust in-stock position on the season’s most popular items, including Smart Cycle™ Physical Learning Arcade System from Fisher-Price™, Wii™ and DS™ Lite from Nintendo®, Guitar Hero® III: Legends of Rock video game software from Activision® and Hannah Montana products from JAKKS Pacific® and other manufacturers.

The Babies“R”Us division experienced a comparable store sales increase of 0.9%. The division’s performance was the result of continued growth and differentiation in its merchandise assortment, including new offerings that reinforced the division’s leadership position in the juvenile market, as well as compelling marketing efforts.

Internationally, the company continues to expand its global business and reported a comparable store sales increase of 0.9%, driven by the performances of its United Kingdom, Southern Europe and Canadian operations. The inclusion of Japan in the company’s international fiscal reporting reduced comparable store sales by 1.7 percentage points. Results were favorably impacted by continued performance in the juvenile and core toy categories, as well as strong sales in video game hardware and software, most notably Wii™ from Nintendo® and PlayStation® 3 from Sony®. The company continued to expand its global presence by opening 15 new stores in its wholly-owned international markets since last holiday season. In addition, the company opened its first licensed store in South Korea in December.

“We are pleased with our holiday sales results,” said Jerry Storch, Chairman and CEO, Toys“R”Us, Inc. “The team delivered a solid positive comp sales performance for the second year in a row, despite not only a tough economic climate, but also the unique challenges in the toy industry during 2007. In delivering another strong performance across the company, we are excited about our strategic direction and the results we have achieved. At Toys“R”Us, we love kids, so we are delighted that children and their families have appreciated and enjoyed the changes and improvements we continue to make in our business.”

The company’s overall fourth quarter performance will be reported in its Annual Report on Form 10-K, which will be filed on or before May 2, 2008.

About Toys“R”Us, Inc.

Toys“R”Us, Inc. is the world’s leading dedicated toy and baby products retailer. Currently it sells merchandise through more than 1,550 stores, including 588 Toys“R”Us stores and 259 Babies“R”Us stores in the U.S., 713 international stores in 35 countries, which includes licensed and franchise stores, and through its Internet site at www.Toysrus.com.

This press release contains “forward looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. These statements are subject to risks, uncertainties, and other factors, including, among others, risks, uncertainties and factors set forth in our reports and documents filed with the United States Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

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